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               [LETTERHEAD OF RUTAN & TUCKER, LLP APPEARS HERE]

                                                                     EXHIBIT 8.1

                                 June 19, 1997



Premier Laser Systems, Inc.
3 Morgan
Irvine, California 92618

Ladies and Gentlemen:

       We have acted as counsel to Premier Laser Systems, Inc. ("Premier") in connection with the merger described in the Registration Statement on Form S-4 (the "Registration Statement") of which this exhibit is a part. As counsel to Premier, we prepared the description of the federal income tax consequences of the merger set forth in the Registration Statement under the heading "Certain Federal Income Tax Consequences." That description fairly and accurately represents our opinion as to the federal income tax matters discussed therein. Our opinion is based upon certain assumptions described therein, including the assumption that the merger is carried out in the manner described in the Registration Statement.

       We hereby consent to the use of our name under the caption "Certain Federal Income Tax Consequences" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Sincerely,

                                       /s/ RUTAN & TUCKER, LLP
                                       RUTAN & TUCKER, LLP